DEAN FOODS ANNOUNCES THIRD QUARTER 2016 RESULTS

DALLAS, November 7, 2016 - Dean Foods Company (NYSE: DF) today reported third quarter 2016 results.
Highlights

•	Q3 volume change of -1% year-over-year represents strongest volume performance in at least 4 years; continued volume improvement expected in the fourth quarter

•	Q3 net income per diluted share was $0.16 and adjusted net income per diluted share was $0.37

•	Q4 2016 adjusted diluted earnings per share(1)are expected to be $0.37 to $0.45
Chief Executive Officer Gregg Tanner said, "I am extremely pleased with our third quarter results, which reflect the strongest volume performance we've seen in years, a disciplined go-to-market strategy and continued focus on reducing costs. Our entire organization is focused on executing our strategic plan, and you see that in our results."
Third Quarter 2016 Operating Results

Financial Summary *	Three Months Ended September 30		Nine Months Ended September 30
(In millions, except per share amounts)	2016	2015	2016	2015

Gross Profit
GAAP	$489	$492	$1,486	$1,466
Adjusted	$493	$492	$1,488	$1,465

Operating Income
GAAP	$42	$50	$193	$48
Adjusted	$69	$62	$223	$181

Interest Expense
GAAP	$17	$17	$50	$51
Adjusted	$17	$17	$50	$49

Net Income (Loss)
GAAP	$15	$20	$87	$(27)
Adjusted	$33	$28	$110	$82

Diluted Earnings (Loss) Per Share (EPS)
GAAP	$0.16	$0.22	$0.95	$(0.29)
Adjusted	$0.37	$0.30	$1.20	$0.87

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.

The third quarter 2016 average Class I Mover, a measure of raw milk costs, was $15.11 per hundred-weight, an approximately 12% sequential increase from the second quarter 2016 and a decrease of nearly 8% from the third quarter 2015. The fourth quarter 2016 average Class I Mover forecast of $15.96 per hundred-weight represents an approximately 6% increase sequentially but an approximately 2% decline year-over-year.
Total volume across all products was 651 million gallons for the third quarter 2016, a 1.0% decline compared to total volume of 658 million gallons in the third quarter 2015, and represents the healthiest year-over-year volume performance the Company has delivered in at least four years. For the fourth quarter 2016, the Company expects continued improvement in total volume performance.
Based on fluid milk sales data published by the USDA through August, fluid milk volumes decreased 0.9% year-over-year in the third quarter of 2016 on an unadjusted basis. On this same basis, Dean Foods’ share of U.S. fluid milk volumes increased by 60 basis points sequentially to 35.1% for the quarter-to-date through August.
Cash Flow
Net cash provided by continuing operations for the nine months ended September 30, 2016 totaled $185 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $103 million for the nine months ended September 30, 2016, a $138 million decrease as compared to the prior year period. Year-to-date free cash flow is comparable to the prior year period after reconciling for higher incentive compensation payouts in the first quarter 2016 and the $56 million associated with the Company’s 2014 Federal Tax refund received in the first quarter 2015. Capital expenditures totaled $36 million for the quarter.
Debt
Total outstanding debt at September 30, 2016, net of $28 million cash on hand, was approximately $878 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all cash netted basis, decreased sequentially to 1.92 times at the end of the third quarter 2016 due to strong free cash flow, increased bank EBITDA, and the acquisition of the Friendly's ice cream business, which was completed in June.
Forward Outlook
“For the fourth quarter, with improving volume performance, in addition to continued pricing and cost discipline, we expect the fourth quarter to be our eighth consecutive quarter of year-over-year adjusted operating income improvement. All told, we expect adjusted diluted earnings of between $0.37 and $0.45 per share,” concluded Tanner.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including Adjusted gross profit, Adjusted selling and distribution expenses, Adjusted general and administrative expenses, Adjusted total operating costs and expenses, Adjusted operating income, Adjusted interest expense, Adjusted net income (loss), Adjusted earnings (loss) per diluted share, Adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2016 and 2015 is set forth in the tables herein.

Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income, interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	separation costs;

•	interest accretion in connection with litigation settlements;

•	gains or losses related to discontinued operations and divestitures;

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 38%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s core operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with such items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the normalized income tax rate, as Adjusted EBITDA excludes the full amount of income tax expense). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.

Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 10:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Almost 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Net sales	$1,964,601	$2,033,693	$5,692,217	$6,099,161
Cost of sales	1,475,826	1,541,705	4,206,121	4,633,223
Gross profit	488,775	491,988	1,486,096	1,465,938
Operating costs and expenses:
Selling and distribution	341,477	347,493	1,005,514	1,023,769
General and administrative	90,840	84,916	262,605	259,635
Amortization of intangibles	5,151	6,401	15,596	15,313
Facility closing and reorganization costs, net	9,297	2,709	9,063	9,362
Impairment of intangible assets	—	—	—	109,910
Total operating costs and expenses	446,765	441,519	1,292,778	1,417,989
Operating income	42,010	50,469	193,318	47,949
Other (income) expense:
Interest expense	16,564	17,003	50,270	50,505
Loss on early retirement of long- term debt	—	—	—	43,609
Other income, net	(1,178)	(964)	(4,385)	(1,704)
Total other expense	15,386	16,039	45,885	92,410
Income (loss) from continuing operations before income taxes	26,624	34,430	147,433	(44,461)
Income tax expense (benefit)	12,098	14,197	60,335	(17,562)
Income (loss) from continuing operations	14,526	20,233	87,098	(26,899)
Loss on sale of discontinued operations, net of tax	—	—	—	(89)
Net income (loss)	$14,526	$20,233	$87,098	$(26,988)
Average common shares:
Basic	90,423	93,255	91,077	93,951
Diluted	90,965	93,816	91,695	93,951
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.16	$0.22	$0.96	$(0.29)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.16	$0.22	$0.96	$(0.29)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.16	$0.22	$0.95	$(0.29)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.16	$0.22	$0.95	$(0.29)

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$28,158	$60,734
Other current assets	991,584	1,016,829
Total current assets	1,019,742	1,077,563
Property, plant and equipment, net	1,144,733	1,174,137
Intangibles and other assets, net	403,177	268,463
Total	$2,567,652	$2,520,163
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$681,361	$760,402
Total long-term debt, including current portion	896,082	834,573
Other long-term liabilities	400,320	379,684
Total stockholders' equity	589,889	545,504
Total	$2,567,652	$2,520,163

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30
	2016	2015
Operating Activities
Net cash provided by operating activities	$184,618	$322,028

Investing Activities
Payments for property, plant and equipment	(81,305)	(80,629)
Payments for acquisitions, net of cash acquired	(157,321)	—
Proceeds from sale of fixed assets	13,742	15,822
Net cash used in investing activities	(224,884)	(64,807)

Financing Activities
Net proceeds from debt	58,822	393,671
Early retirement of long-term debt	—	(476,188)
Premiums paid on early retirement of long-term debt	—	(37,309)
Payments of financing costs	—	(16,836)
Repurchase of common stock	(25,000)	(53,010)
Cash dividends paid	(24,681)	(19,784)
Issuance of common stock, net of share repurchases for withholding taxes	(775)	891
Other	678	186
Net cash provided by (used in) financing activities	9,044	(208,379)
Effect of exchange rate changes on cash and cash equivalents	$(1,354)	$(1,437)
Change in cash and cash equivalents	$(32,576)	$47,405
Cash and cash equivalents, beginning of period	60,734	16,362
Cash and cash equivalents, end of period	$28,158	$63,767

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(f)	(g)	Adjusted*
Gross profit	$488,775	$—	$—	$—	$4,382	$—	$—	$493,157

Selling and distribution	341,477	—	—	—	793	—	—	342,270

General and administrative	90,840	—	(350)	—	—	(10,125)	—	80,365
Amortization of intangibles	5,151	(3,935)	—	—	—	—	—	1,216
General and administrative, including Amortization of intangibles	95,991	(3,935)	(350)	—	—	(10,125)	—	81,581

Total operating costs and expenses	446,765	(3,935)	(350)	(9,297)	793	(10,125)	—	423,851

Operating income	42,010	3,935	350	9,297	3,589	10,125	—	69,306

Interest expense	16,564	—	—	—	—	—	—	16,564

Net income	14,526	3,935	350	9,297	3,589	10,125	(8,392)	33,430

Diluted earnings per share	$0.16	$0.04	$0.01	$0.10	$0.04	$0.11	$(0.09)	$0.37

	Three Months Ended September 30, 2015
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(f)	(g)	Adjusted*
Gross profit	$491,988	$—	$—	$—	$(46)	$—	$—	$491,942

Selling and distribution	347,493	—	—	—	(2,909)	—	—	344,584

General and administrative	84,916	—	—	—	—	6	—	84,922
Amortization of intangibles	6,401	(5,618)	—	—	—	—	—	783
General and administrative, including Amortization of intangibles	91,317	(5,618)	—	—	—	6	—	85,705

Total operating costs and expenses	441,519	(5,618)	—	(2,709)	(2,909)	6	—	430,289

Operating income	50,469	5,618	—	2,709	2,863	(6)	—	61,653

Interest expense	17,003	—	—	—	—	(218)	—	16,785

Net income	20,233	5,618	—	2,709	2,863	212	(3,218)	28,417

Diluted earnings per share	$0.22	$0.06	$—	$0.03	$0.03	$—	$(0.04)	$0.30
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended September 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*
Gross profit	$1,486,096	$—	$—	$—	$—	$1,795	$—	$—	$1,487,891

Selling and distribution	1,005,514	—	—	—	—	9,035	—	—	1,014,549

General and administrative	262,605	—	(4,433)	—	—	—	(10,125)	—	248,047
Amortization of intangibles	15,596	(12,908)	—	—	—	—	—	—	2,688
General and administrative, including Amortization of intangibles	278,201	(12,908)	(4,433)	—	—	—	(10,125)	—	250,735

Total operating costs and expense	1,292,778	(12,908)	(4,433)	(9,063)	—	9,035	(10,125)	—	1,265,284

Operating income	193,318	12,908	4,433	9,063	—	(7,240)	10,125	—	222,607

Interest expense	50,270	—	—	—	—	—	(436)	—	49,834

Net income	87,098	12,908	4,433	9,063	—	(7,240)	10,561	(6,987)	109,836

Diluted earnings per share	$0.95	$0.14	$0.05	$0.10	$—	$(0.08)	$0.12	$(0.08)	$1.20

	Nine Months Ended September 30, 2015
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*
Gross profit	$1,465,938	$—	$—	$—	$—	$(1,187)	$—	$—	$1,464,751

Selling and distribution	1,023,769	—	—	—	—	(1,703)	—	—	1,022,066

General and administrative	259,635	—	—	—	—	—	18	—	259,653
Amortization of intangibles	15,313	(13,040)	—	—	—	—	—	—	2,273
General and administrative, including Amortization of intangibles	274,948	(13,040)	—	—	—	—	18	—	261,926

Total operating costs and expenses	1,417,989	(122,950)	—	(9,362)	—	(1,703)	18	—	1,283,992

Operating income	47,949	122,950	—	9,362	—	516	(18)	—	180,759

Interest expense	50,505	—	—	—	—	—	(1,070)	—	49,435

Net income (loss)	(26,988)	122,950	—	9,362	43,609	516	1,141	(68,113)	82,477

Diluted earnings (loss) per share (h)	$(0.29)	$1.31	$—	$0.10	$0.46	$0.01	$0.01	$(0.73)	$0.87
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEAUSURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended September 30		Nine Months Ended September 30		Trailing Twelve Months Ended September 30,
	2016	2015	2016	2015	2016
Reconciliation of Net Income to Adjusted EBITDA and Bank EBITDA
Net income (loss)	$14,526	$20,233	$87,098	$(26,988)	$105,578
Interest expense	16,564	17,003	50,270	50,505	66,578
Income tax expense (benefit)	12,098	14,197	60,335	(17,562)	72,668
Depreciation and amortization	43,406	43,521	128,435	127,822	171,941
Asset write-downs and (gain) loss on sale of assets (a)	—	—	—	109,910	—
Closed deal costs (b)	350	—	4,433	—	4,433
Facility closing and reorganization costs, net (c)	9,297	2,709	9,063	9,362	19,545
Loss on early retirement of debt (d)	—	—	—	43,609	—
Mark-to-market on derivative contracts (e)	3,589	2,863	(7,240)	516	(1,787)
Other adjustments (f)	10,125	(6)	10,125	71	10,475
Adjusted EBITDA	$109,955	$100,520	$342,519	$297,245	449,431

Non-cash share-based compensation expense					8,716
Bank EBITDA					$458,147

					September 30, 2016
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion					$896,082
Unamortized discounts and debt issuance costs					9,952
Cash and cash equivalents					(28,158)
Net debt					$877,876
Bank EBITDA					458,147
Total leverage ratio					1.92

				Nine Months Ended September 30
				2016	2015
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities				$184,618	$322,028
Payments for property, plant and equipment				(81,305)	(80,629)
Free Cash Flow provided by continuing operations				$103,313	$241,399
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and nine months ended September 30, 2016 and 2015, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our core operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)
In conjunction with our decision to launch DairyPure in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of the following:

i.
A non-cash charge of $109.9 million ($68.7 million net of tax) in the first quarter of 2015 related to the impairment of certain intangible assets, and related amortization expense of $5.6 million and $13.0 million for the three and nine months ended September 30, 2015, respectively; and

ii.	Amortization expense recorded on these finite-lived trademarks of $3.9 million and $12.9 million for the three and nine months ended September 30, 2016, respectively.

(b)
The adjustment reflects the elimination of expenses related to the acquisition of Friendly’s Ice Cream Holdings Corp. completed on June 20, 2016 of $0.4 million and $4.4 million for the three and nine months ended September 30, 2016, respectively.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)	During the first quarter of 2015, we redeemed the remaining outstanding principal amount of $476.2 million of our 2016 senior notes. The adjustment reflects the related elimination of the following:

i.
A $38.3 million pre-tax loss on the early extinguishment of debt in the first quarter of 2015, which consisted of debt redemption premiums of $37.3 million, a write-off of unamortized debt issue costs of $0.8 million, and a write-off of the remaining bond discount and interest rate swaps of $0.2 million; and

ii.
In conjunction with the execution of our current credit agreement and the amendment of our receivables-backed facility in the first quarter of 2015, the write-off of unamortized debt issue costs related to our previous credit facility of $5.3 million.

(e)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(f)	The adjustment reflects the elimination of the following:

i.
Interest accretion in connection with the settlement of a previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012 and the final installment payment was made in June of 2016;

ii.	Interest expense on uncertain tax positions that we retained in connection with prior discontinued operations; and

iii.	Separation charge of $10.1 million recorded in the third quarter of 2016 in connection with the Company's CEO succession plan.

(g)
The adjustment reflects the income tax impact of adjustments (a) through (f) and an adjustment to our income tax expense (benefit) to reflect income tax at a tax rate of 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(h)	Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 505 thousand dilutive shares, which were anti-dilutive for GAAP purposes.